UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            February 7, 2006

APAC Customer Services, Inc.

(Exact name of registrant as specified in its charter)

Illinois	0-26786	36-2777140
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Six Parkway North, Deerfield, Illinois		60015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-374-4980

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2006 Management Incentive Plan

At its February 7, 2006 meeting, the Board of Directors of APAC Customer Services, Inc. (the “Company”) established the components of, and thresholds, targets and maximums for annual incentive awards for fiscal year 2006 to be issued pursuant to the 2005 APAC Customer Services, Inc. Management Incentive Plan (the “MIP Plan”). The MIP Plan was approved by the Company’s stockholders on June 3, 2005. A copy of the MIP Plan is attached hereto as Exhibit 10.1 and incorporated in this filing in its entirety.

For fiscal 2006, the individuals listed on Exhibit 99.1 hereto (the “Senior Executive Officers”) are eligible to receive incentives under the MIP Plan based on the Company achieving certain financial goals during fiscal year 2006. The Senior Executive Officers’ (other than Mr. Robert J. Keller, President and CEO of the Company and Mr. Joseph R. Doolan, Vice President and Controller of the Company) annual incentive bonus opportunity will be paid in cash and ranges from 10% to 80% of base salary, of which 40% is based on the Company achieving threshold, target or maximum EBITDA for fiscal year 2006, 40% is based on the Company achieving threshold, target or maximum revenue for fiscal year 2006 and 20% is based on the Company achieving threshold, target or maximum earnings per share for fiscal year 2006. Mr. Keller’s incentive bonus opportunity is based on the same thresholds, targets and maximums as the other Senior Executive Officers, except that his opportunity ranges from 50% to 150% of his base salary. Mr. Keller’s annual bonus will be paid one half in cash and one half in restricted stock or deferrable restricted stock units and will vest 50% on grant and 50% on the first anniversary of grant. Mr. Doolan’s bonus opportunity will be paid in cash and ranges from 7.5% to 60% of his base salary, of which 40% is based on the Company achieving threshold, target or maximum EBITDA for fiscal year 2006, 40% is based on the Company achieving threshold, target or maximum revenue for fiscal year 2006 and 20% is based on individual objectives set by his manager.

In each case, the thresholds, targets and maximums for each of the financial metrics is based on the 2006 Financial Plan which was approved by the Company’s Board of Directors on December 6, 2005 (the “2006 Plan”). A threshold payout will be at the low end of the bonus opportunity range and a maximum payout will be at the high end of the bonus opportunity range. Target payouts for each financial metric will be paid if the Company achieves that financial metric as provided in the 2006 Plan. No payments under the MIP Plan will be made to any participant unless the EBITDA threshold is met and no payment will be made on any individual financial metric unless the threshold for that metric is met.

Other participants in MIP Plan for fiscal year 2006 include other senior management employees, call center business managers, various operating managers and supervisors (including call center team leaders) and certain other professional employees. These participants are eligible to receive cash incentives in amounts ranging from 2.5% to 60% of base salary based on their obtaining certain individual objectives as determined by the Company and the Company’s achieving similar financial goals during fiscal 2006.

Executive Restructuring Incentive

At its February 7, 2006 meeting, the Board of Directors of the Company also approved an executive restructuring incentive for the Senior Executive Officers (other than Mr. Doolan) and certain other key executives (the “Restructuring Incentive”). The purpose of the incentive is to reward the Senior Executive Officers and certain other key employees for the successful execution of the Company’s strategic realignment which was announced on July 27, 2005. A total of 294,000 restricted shares of common stock were granted to participants on February 7, 2006 under the APAC Customer Services, Inc. 2005 Incentive Stock Plan (the “Incentive Stock Plan”). The Incentive Stock Plan was approved by the Company’s stockholders on June 3, 2005. A copy of the Incentive Stock Plan is attached hereto as Exhibit 10.2 and incorporated in this filing in its entirety. All restricted common shares will become unrestricted and fully vested two years after the grant date; provided the Company achieves EBITDA provided in the 2006 Plan for the six fiscal months ended July 2, 2006. The amount of restricted common shares granted to each of the Senior Executive Officers is set forth on Exhibit 99.2, which is attached hereto and incorporated in this filing in its entirety.

The Information reported below in Item 5.02 “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” is hereby incorporated by reference.

Item 2.02 Results of Operations and Financial Condition.

On February 8, 2006, the Company issued a press release setting forth the Company’s financial results for the fourth quarter and fiscal year ended January 1, 2006. A copy of this press release is attached hereto as Exhibit 99.3 and is incorporated in this filing in its entirety.

Item 2.05 Costs Associated with Exit or Disposal Activities.

As previously reported on a Current Report on Form 8-K dated July 29, 2005, and subsequently updated on a Current Report on Form 8-K dated November 3, 2005, on July 26, 2005, the Company’s Board of Directors approved a restructuring plan of the Company. Pursuant to the restructuring plan, the Company exited virtually all of its outbound customer acquisition business, closed over half of its customer interaction centers, eliminated 400 salaried positions and pursued other operational improvements. The Company exited non-strategic and unprofitable client relationships in order to focus on profitable client relationships in a limited number of industries in an effort to improve its near term financial performance and position the Company for long term growth.

As of July 26, 2005, the Company expected to incur approximately $10 to $15 million in restructuring charges, including approximately $3 to $6 million of one-time termination benefit charges, approximately $3 to $4 million of lease termination charges and approximately $4 to $5 million in asset impairment charges. At that time, the Company expected that approximately $6 to $10 million of such costs would result in future cash expenditures.

Based on progress to date of the restructuring, as of November 2, 2005, the Company expected to incur approximately of $8 to $13 million in restructuring charges, including approximately $3 to $4 million in one-time termination benefits charges, approximately $3 to $6 million in lease termination charges, and approximately $2 to $3 million in asset impairment charges. The Company expected that approximately $6 to $10 million of such costs would result in future cash expenditures.

As of February 8, 2006, the restructuring plan is substantially completed; however, the wind-down of a limited number of client applications and the closing of some customer interaction centers will continue into the first half of 2006.

Based on progress to date of the restructuring, as of February 8, 2006, the Company now expects to incur approximately $8 to $11 million in restructuring charges, including approximately $2.0 to $2.5 million in one-time termination benefits charges, approximately $5.0 to $6.5 million in lease termination charges, and approximately $1 to $2 million in asset impairment charges. The Company expects that approximately $7 to $9 million of such costs would result in future cash expenditures.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 7, 2006, the Company appointed Joseph R. Doolan as Vice President and Controller. Mr. Doolan, age 42, was most recently Vice President and Controller for CNH Capital a broad-based financial services company and a subsidiary of CNH Global N.V., where he managed the North American and International finance teams. In this capacity, he was responsible for preparing financial reports, annual budgeting, forecasting, and internal controls for the capital organization. Mr. Doolan left CNH Capital in January 2006.  Prior to joining CNH Capital in 2004, Mr. Doolan was Controller at GE Healthcare Financial Services from 2002 to 2003 where he managed the general accounting, business integration, and cash management functions. Before joining GE Healthcare, Mr. Doolan worked for Heller Financial Inc. for seven years where he held various postions of increasing responsibility in finance and accounting.

Mr. Doolan entered into an Employment Agreement with the Company on January 11, 2006 which provides for an annual salary of $195,000.00. A copy of his Employment Agreement is attached hereto as Exhibit 10.3 and is incorporated in this filing in its entirety. In connection with his Employment Agreement, Mr. Doolan will receive options to purchase 85,000 Common Shares of the Company at an exercise price equal to the average of the highest and lowest quoted selling prices on the Nasdaq Stock Market on February 7, 2006, the date of his appointment. These options will vest at the rate of 20% per year during the next five years of employment. A signing bonus of $60,000.00 is to be paid to Mr. Doolan on his six-month anniversary with the Company. Mr. Doolan will be required to repay this bonus to the Company if he voluntarily resigns during his first year of employment. Mr. Doolan is eligible for bonuses under the Company’s MIP as described under Item 1.01 which description is hereby incorporated by this reference. Mr. Doolan has entered into non-competition and confidentiality agreements and an Employment Security Agreement with the Company which provides for severance payments equal to twelve months salary plus target bonus payable upon termination of his employment either by the Company, other than for cause, or by Mr. Doolan for good reason within one year after a change in control.

Item 9.01 Financial Statements and Exhibits.

10.1 APAC Customer Services, Inc. 2005 Management Incentive Plan

10.2 APAC Customer Services, Inc. 2005 Incentive Stock Plan

10.3 Employment of Agreement of Joseph R. Doolan

99.1 Senior Executive Officers

99.2 Senior Executive Officer Restructuring Incentive

99.3 Press Release, dated February 8, 2006, of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.

February 8, 2006	By:	George H. Hepburn
Name: George H. Hepburn
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

10.1 APAC Customer Services, Inc. 2005 Management Incentive Plan

10.2 APAC Customer Services, Inc. 2005 Incentive Stock Plan

10.3 Employment of Agreement of Joseph R. Doolan

99.1 Senior Executive Officers

99.2 Senior Executive Officer Restructuring Incentive

99.3 Press Release, dated February 8, 2006, of the Company